                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                          COPLEY PHARMACEUTICAL, INC.

                                       TO

                           CARIBOU MERGER CORPORATION

                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                         TEVA PHARMACEUTICALS USA, INC.

                      AN INDIRECT WHOLLY OWNED SUBSIDIARY

                                       OF

                     TEVA PHARMACEUTICAL INDUSTRIES LIMITED

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 13, 1999, UNLESS THE OFFER IS EXTENDED.

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Common Stock" or "Shares"), of Copley Pharmaceutical, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is

                       IBJ WHITEHALL BANK & TRUST COMPANY

           By Mail:                      By Facsimile:            By Hand/Overnight Delivery:
                                  (For Eligible Institutions
          P.O. Box 84                        Only)                     One State Street
     Bowling Green Station                                            New York, NY 10004
    New York, NY 10274-0084             (212) 858-2611                    Attention:
Attention: Reorganization Dept. Confirm Facsimile by Telephone:  Securities Processing Window,
                                        (212) 858-2103                       SC-1

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Caribou Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Teva Pharmaceuticals USA, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 16, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of the common stock, par value $.01 per share (the "Common Stock" or the "Shares"), of Copley Pharmaceutical, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Number of Shares Tendered:

 -----------------------------------------------------

 -----------------------------------------------------
 Certificate Nos. (if available):

 -----------------------------------------------------
 Check box if Shares will be tendered by book-entry transfer: [ ]
 Account Number:
 ---------------------------------
 Dated:
 ---------------------------------------, 1999
Name(s) of Record Holder(s):

-----------------------------------------------------

-----------------------------------------------------
                                (Please Print)

Address(es):
---------------------------------------

-----------------------------------------------------
                                                                     (Zip Code)
Area Code and Tel. No.:
--------------------------
Signature(s):
--------------------------------------

-----------------------------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

      The undersigned, a participant in the Securities Transfer Agents Medallion Program, or a member in good standing of a recognized Medallion Signature Guarantee Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts maintained at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three (3) trading days (as defined in the Offer to Purchase) after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 -----------------------------------------------------
                                  Name of Firm

 -----------------------------------------------------
                                 Street Address

 -----------------------------------------------------
                      City                     State                    Zip Code
 Area Code and Tel. No.:
 --------------------------

-----------------------------------------------------
                             Authorized Signature
Name:
---------------------------------------------
                                 Please Print

-----------------------------------------------------
Title:
Dated:
---------------------------------------, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                        2